Exhibit (j)(1)

                               Consent of Counsel

         We hereby consent to (i) the use of our name and the reference to our Firm in the Prospectuses and under the caption "Counsel" in the Statement of Additional Information that is included in Post-Effective Amendment No. 69 (PEA No. 69) to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of Armada Funds (the "Registration Statement"); (ii) the use and incorporation by reference in PEA No. 69 of our Firm's opinion and consent of counsel filed as Exhibit (i)(1) to Post-Effective Amendment No. 62 to the Registration Statement; (iii) the use and incorporation by reference in PEA No. 69 of our Firm's opinion and consent of counsel filed as Exhibit (i)(2) to Post-Effective Amendment No. 63 to the Registration Statement; and (iv) the use and incorporation by reference in PEA No. 69 to our Firm's opinion and consent of counsel filed as Exhibit (i)(3) to Post-Effective Amendment No. 68 to the Registration Statement.


                                                  /s/ DRINKER BIDDLE & REATH LLP
                                                  ------------------------------
                                                      DRINKER BIDDLE & REATH LLP

Philadelphia, Pennsylvania
July 18, 2003